News Release

Woodward Governor Company
1000 East Drake Road
Fort Collins, Colorado 80525 USA
Tel: 970-482-5811
Fax: 970-498-3058

FOR IMMEDIATE RELEASE

CONTACT: Rose Briani-Burden

Business Communications
815-639-6282

Woodward Announces Appointment of New Board Member

Fort Collins, Colo., May 5, 2008—Woodward Governor Company (Nasdaq: WGOV)
announced today that its Board of Directors has appointed Dr. Ronald M. Sega,
55, to serve on the Board, effective April 29, 2008.
Dr. Sega is Vice President for Energy, Environment and Applied Research with the Colorado State University Research Foundation. Prior to joining CSU, Dr.
Sega served as Under Secretary for the U.S. Air Force. In addition, as a former
NASA astronaut, Dr. Sega is a two-time shuttle veteran. He graduated from the
Air Force Academy, received a master’s degree from The Ohio State University, and earned a doctorate in electrical engineering from the University of
Colorado.
“We are fortunate to have added Dr. Sega to our Board. We are certain that his extensive career in government service, aerospace, and energy will complement and strengthen the leadership base currently in place,” said Thomas A. Gendron,
Woodward Chairman of the Board and Chief Executive Officer.
Dr. Sega has authored or co-authored more than 100 technical publications and has served on numerous local, regional and national advisory and governance boards.
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About Woodward
Woodward is an independent designer, manufacturer, and service provider of energy control and optimization solutions for engines, aircraft and industrial turbines, and electrical power system equipment. The company’s innovative fluid energy, combustion control, electrical energy, and motion control systems help customers offer cleaner, more reliable, and cost-effective equipment. Woodward is headquartered in Fort Collins, Colorado USA and serves global markets in aerospace, power and process industries and transportation. Visit our website at www.woodward.com.

The statements in this release concerning the company’s future sales, earnings, business and financial performance, the consistent value Woodward offers to its shareholders, the company’s prospects, and the economy in general reflect current expectations and are forward-looking statements that involve risks and uncertainties. Actual results could differ materially from projections or any other forward-looking statement and we have no obligation to update our forward-looking statements. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements are described in Woodward’s Annual Report and Form
10-K for the year ended September 30, 2007 and Quarterly Report Form 10-Q for the quarters ended December 31, 2007 and March 31, 2008.

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